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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112350) pertaining to the 2001 Stock Plan, 2003 Stock Incentive Plan, and 2003 Employee Stock Purchase Plan of Eyetech Pharmaceuticals, Inc. of our report dated February 11, 2005, with respect to the consolidated financial statements of Eyetech Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                        /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 15, 2005